SECURITIES AND EXCHANGE COMMISSION

                        WASHINGTON, D.C.  20549


                                FORM 8-K

               CURRENT REPORT pursuant to Section 13 or 15(d) of
                     the Securities Exchange Act of 1934

Date of Report   (Date of earlier event reported)  January 29, 2002


                        COVEST BANCSHARES, INC.
        (Exact name of Registrant as specified in its charter)


      Delaware               0-20160               36-3820609
    (State or other      (Commission File No.)    (IRS Employer
     jurisdiction of                                Number)
     Incorporation)


           749 Lee Street, Des Plaines, Illinois    60016
        (Address of principal executive offices)  (Zip Code)

(Registrant's telephone number, including area code)  847-294-6500



Item 5.  Other Events

On Tuesday, January 29, the Company issued a press release pertaining to the expansion of its 23rd Stock Repurchase Program. The text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Exhibit 99.1

Des Plaines, IL. January 29, 2002 - CoVest Bancshares, Inc. (Nasdaq/COVB), the holding company for CoVest Banc, Des Plaines, Illinois, announced today the expansion of the Stock Repurchase Program dated October 23, 2001. Yesterday, the Board of Directors expanded the buyback from 100,000 shares to 5% of the outstanding common stock as of October 23, 2001 or 174,636 shares. At the time of this press release, 54,496 shares of CoVest Bancshares common have been repurchased through open market and private transactions.

Additional purchases will be made in the open market and/or through privately negotiated transactions. The stock will be used for the issuance of shares in connection with the exercise of previously granted stock options.

As of December 31, CoVest Bancshares, Inc. had consolidated assets of $586 million. The Bank operates three full-service offices in Arlington Heights, Des Plaines, and Schaumburg, Illinois.



                             SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated: January 29, 2002


                          COVEST BANCSHARES, INC.



                          By:   /s/ JAMES L. ROBERTS

                                -----------------------------
                                James L. Roberts
                                President and
                                Chief Executive Officer


                          By:  /s/ PAUL A. LARSEN

                                -----------------------------
                                Paul A. Larsen
                                Executive Vice President and
                                Chief Financial Officer